UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30th 2017

BLACKPOLL FLEET INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185572	99-0367603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8411 West Oakland Park Blvd. Suite 201 Sunrise, FL		33351
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 940-6812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Registrant, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Registrant disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On June 30th 2017, Blackpoll Fleet International, Inc. (the “Registrant”) executed a Subscription Agreement with Dan Oran (the “Subscriber”). The Subscriber subscribed for seventeen million nine hundred seventy-one thousand three hundred seventy-seven (17,971,377) shares of Registrant’s Common Stock, .001 par value (the “Shares”) which represents eighty six percent (86%) of Registrant’s 21,004,515 outstanding shares of common stock for a purchase price of $160,000.

The Subscriber used his own funds in connection with the purchase of the Shares.

Biographical Information

Mr. Oran is 52 years of age. He has more than 27 years of experience as a successful business owner in the US and Israel with extensive knowledge of finance, sales and cost management skills. Mr. Oran is also a seasoned Real Estate investor who owns and manages both commercial and residential properties in South Florida and abroad. Since June 2016, Mr. Oran has been a Director of Nutra Pharma Corp., a Public Company. Since 2014 he has been the brand builder and consultant for the Cybertec Group, a communications technology company. From 2008 through 2014 he owned and managed Aboulafia Since 1879, a manufacturer and distributor of electronics equipment. From 1999 through 2008, Mr. Oran owned and managed Lav Distributors, a distributor of electronics equipment. Mr. Oran was raised and educated in Israel, moving to the United States in 1990.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 30th 2017 Dr. Jacob Gitman, tendered his resignation as Company director.  There were no disagreements between Dr. Gitman and the Company regarding its operations or procedures.  A copy of this Form 8-k has been provided to Dr. Gitman.

Concurrent with the resignation of Dr. Gitman, the Board of Directors appointed Dan Oran to the Board of Directors.

There are no family arrangements between Mr. Oran and any person or entity affiliated with the Registrant.

Over the past 10 years, Mr. Oran has not: (a) been involved as a general partner or executive officer of any business, which has filed a bankruptcy petition; (b) been convicted in a criminal proceeding or a named subject of a pending criminal proceeding; (c) been found in a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law; (d) been the subject of any order, judgment or degree, permanently or temporarily enjoining him from or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction, merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or engaging in any activity in connection with any violation of federal or state securities laws or federal commodities laws. Further, Mr. Oran has never been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding relating to an alleged violation of any federal or state securities or commodities law or regulation; or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

Mr. Oran shall be compensated $ 7,500 per month as Director.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Subscription Agreement between the Registrant and Dan Oran dated June 30th 2017

10.2	Director Agreement between the Registrant and Dan Oran dated June 30th 2017

17.1	Jacob Gitman resignation and Dan Oran appointment as Director dated June 30th 2017

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKPOLL FLEET INTERNATIONAL, INC.

Date: July 13th 2017
	By:	/s/ Dan Oran
Dan Oran
Chief Executive Officer

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